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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 2003, accompanying the financial statements and schedules incorporated by reference included in the Annual Report of Frank's Nursery & Crafts, Inc. on Form 10-K for the year ended January 26, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Frank's Nursery & Crafts, Inc. on Form S-8 to be filed on or about June 27, 2003.




/s/ Grant Thornton LLP

Southfield, Michigan
June 27, 2003